UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016 (December 1, 2016)

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Charter)

New Jersey	001-4802	22-0760120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey		07417-1880
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 847-6800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. I4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On December 1, 2016, Becton, Dickinson and Company (the “Company”) announced the early tender results, upsizing and pricing for its tender offers (collectively, the “Tender Offers”) to purchase for cash (i) any and all of the Company’s 1.450% senior notes due 2017 (the “Any and All Notes”) and (ii) up to the applicable maximum tender subcap of each of the Company’s 1.800% senior notes due 2017 (“1.800% Notes”), 5.000% senior notes due 2019 (“5.000% Notes”), 6.375% senior notes due 2019 (“6.375% Notes”), 2.675% senior notes due 2019 (“2.675% Notes”), 3.875% senior notes due 2024 (“3.875% Notes”) and 3.734% senior notes due 2024 (“3.764% Notes” and, collectively, the “Maximum Tender Offer Notes” and, together with the Any and All Notes, the “Securities”) issued by the Company, subject to an aggregate maximum tender cap of $1,462,819,000 (increased from $1,100,000,000) for all tendered series of Maximum Tender Offer Notes. The Tender Offers were made pursuant to an offer to purchase dated November 16, 2016 and related letter of transmittal, which set forth the terms and conditions of the Tender Offers.

In order to receive additional consideration for tendering early, holders of Securities must have validly tendered and not validly withdrawn their Securities by 5:00 p.m., New York City time, on November 30, 2016 (the “Early Tender Date”). At the Early Tender Date, holders had tendered and not validly withdrawn approximately $191,975,000 of the $292,899,000 aggregate principal amount of outstanding Any and All Notes, $1,102,474,000 of the $1,250,000,000 aggregate principal amount of outstanding 1.800% Notes, $153,332,000 of the $500,000,000 aggregate principal amount of outstanding 5.000% Notes, $338,376,000 of the $664,855,000 aggregate principal amount of outstanding 6.375% Notes, $980,639,000 of the $1,250,000,000 aggregate principal amount of outstanding 2.675% Notes, $221,111,000 of the $397,441,000 aggregate principal amount of outstanding 3.875% Notes and $697,755,000 of the $1,750,000,000 aggregate principal amount of outstanding 3.734% Notes. As of the Early Tender Date, the offers for the 1.800% Notes, 2.675% Notes and 3.734% Notes have been fully subscribed insofar as the aggregate principal amount of each such series that has been tendered and not withdrawn exceeds the applicable maximum tender subcap. As a result, the Company will not accept for purchase all such Maximum Tender Offer Notes that have been tendered. Rather, the Company will accept Maximum Tender Offer Notes of each applicable series for purchase on a prorated basis, using a proration rate of approximately 23% for the 1.800% Notes, approximately 13% for the 2.675% Notes and approximately 54% for the 3.734% Notes. The Company will accept for purchase the aggregate principal amount of Maximum Tender Offer Notes tendered by a holder multiplied by the applicable proration rate and then rounded down to the nearest $1,000 increment. The Company will accept all of the 5.000% senior notes due 2019, 6.375% senior notes due 2019 and 3.875% senior notes due 2024 validly tendered and not validly withdrawn as of the Early Tender Date.

Furnished as Exhibits 99.1 and 99.2 and incorporated herein by reference are copies of the press releases announcing the early tender results and upsizing and pricing, respectively, of the Tender Offers.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 1, 2016

99.2	Press Release, dated December 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY

Date: December 2, 2016	By:	/s/ Gary DeFazio
	Name:	Gary DeFazio
	Title:	Senior Vice President, Corporate Secretary and Associate General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated December 1, 2016

99.2	Press Release, dated December 1, 2016